Exhibit 99.1

NEWS RELEASE
Corporate Headquarters 4350 Congress Street, Suite 600 Charlotte, NC 28209 U.S.A. www.glatfelter.com

For Immediate Release	Contacts:
	Investors:	Media:
	Ramesh Shettigar	Eileen L. Beck
	(717) 225-2746	(717) 225-2793

GLATFELTER COMPLETES ACQUISITION OF GEORGIA-PACIFIC’S U.S. NONWOVENS BUSINESS

Charlotte, North Carolina – May 14, 2021 – Glatfelter Corporation (NYSE: GLT), a leading global supplier of engineered materials, today announced it has completed the previously announced acquisition of Georgia-Pacific’s U.S. nonwovens business for $175 million, subject to customary purchase price adjustments.

The transaction includes Georgia-Pacific’s Mount Holly, North Carolina airlaid manufacturing operation along with a nonwovens product development operation and associated employees in Memphis, Tennessee, which collectively employ approximately 140 people. The Mount Holly facility produces high-quality airlaid products focused on wipes and table top materials. The new product development resources will enhance ongoing innovation efforts.

“Today’s announcement is a major step forward in Glatfelter’s ongoing transformation as we expand the U.S. footprint of our Airlaid Materials segment.  We are excited to welcome Mount Holly and Memphis employees to Glatfelter, and we look forward to combining forces with our Glatfelter team to achieve even greater levels of operational excellence, innovation, and world-class customer service. By leveraging these assets and employee talents, we are confident the synergies from this acquisition will attractively position us to capture and service long-term demand for health and hygiene products. We believe today’s announcement further reinforces our ongoing commitment to make meaningful investments that add scale to the business and enhance Glatfelter’s value in the markets we serve,” said Dante C. Parrini, Chairman & Chief Executive Officer.

Glatfelter financed the acquisition through a combination of cash-on-hand and borrowing under its existing revolving credit facility.

Credit Suisse acted as Glatfelter’s financial advisor in connection with the transaction, and Shearman & Sterling LLP as its legal advisor.

Caution Concerning Forward-Looking Statements

Any statements included in this press release which pertain to future financial and business matters are “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. The Company uses words such as “anticipates”, “believes”, “expects”, “future”, “intends”, “plans”, “targets”, and similar expressions to identify forward-looking statements. Any such statements are based on the Company’s current expectations and are subject to numerous risks, uncertainties and other unpredictable or uncontrollable factors that could cause future results to differ materially from those expressed in the forward-looking statements including, but not limited to, the impacts of the COVID-19 pandemic, changes in industry, business, market, and economic conditions, demand for or pricing of its products, market growth rates and currency exchange rates. In light of these risks, uncertainties and other factors, the forward-looking matters discussed in this press release may not occur and readers are cautioned not to place undue reliance on these forward-looking statements. The forward-looking statements speak only as of the date of this press release and Glatfelter undertakes no obligation, and does not intend, to update these forward-looking statements to reflect events or circumstances occurring after the date of this press release. More information about these factors is contained in Glatfelter’s filings with the U.S. Securities and Exchange Commission, which are available at www.glatfelter.com.

About Glatfelter

Glatfelter is a leading global supplier of engineered materials. The Company’s high-quality, innovative and customizable solutions are found in tea and single-serve coffee filtration, personal hygiene and packaging products as well as home improvement and industrial applications. Headquartered in Charlotte, NC, the Company’s annualized net sales approximate
$1 billion with customers in over 100 countries and approximately 2,560 employees worldwide. Operations include twelve manufacturing facilities located in the United States, Canada, Germany, France, the United Kingdom, and the Philippines. Additional information about Glatfelter may be found at www.glatfelter.com.